UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 1, 2006

SENTICORE, INC.
(FKA Hojo Holdings, Inc.)
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-87111
(Commission File Number)

11-3504866
(I.R.S. Employer Identification No.)

4940 Broadway, Suite 202
San Antonio, TX 78209
(Address of Principal Executive Offices) (Zip Code)

(210) 824-4200
(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by Senticore, Inc., a Delaware corporation (the “Registrant”), in connection with the items set forth below.

ITEM 8.01 OTHER EVENTS

The Registrant changed its corporate name from “Senticore, Inc.” to “Integrative Health Technologies, Inc.” effective August 1, 2006. The trading symbol of the Registrant was also changed on such date from “SNIO” to “IHHT.”

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

In connection with the name change, Carl Gessner, President and Director of the Registrant, resigned from both positions. Gilbert R. Kaats, Ph.D., Chairman and CEO of the Registrant, assumed the duties of President without any increase in compensation for such service. Background information on Dr. Kaats is set forth in the following paragraphs.

Dr. Kaats has a Ph.D. in behavioral psychology and is currently the executive director of Health and Medical Research Center, an independent research entity that conducts clinical trials and provides consulting for health-enhancing products and technologies for the health care and nutritional supplement industries. Grantors for these studies have included some of the largest nutritional and dietary supplement companies in the world, at least one of which has commissioned a 10-year longitudinal trial. Over the past 20 years, Dr. Kaats has developed networking relationships with many companies and individuals that will enhance his contributions to the Company into which the Health and Medical Research Center has merged, with respect to the Healthcare and Nutrition Industries.

Working with a team of investigators from leading universities and research organizations, the Research Center has conducted over 40,000 body composition (% fat) and bone density tests using the latest and most accurate scientific technologies. The Research Center’s database now contains body composition measurements from Dual Energy X-ray Absorptiometry (DEXA) on over 19,000 study participants of all ages from virtually every state in the Union, as well as from five Canadian Provinces.

In addition to his research background, Dr. Kaats served in the United States Air Force from 1954 until he retired as Lieutenant Colonel in 1974. While in the Air Force, Dr. Kaats received a B.A. in psychology, with High Honors, from the University of Maryland in 1964; an M.A. in psychology from George Washington University in 1965; and a Ph.D. in psychology from the University of Colorado in 1969.

During his 20-year military career, he served for five years on the Presidential Flight as a navigator on Air Force Two and subsequently as an associate professor and Director of Research at the Air Force Academy. During the Viet Nam conflict, he served as a combat crew navigator and received the Air Medal with three oak leaf clusters. He completed his career on a General Officer's staff where he was responsible for the development and supervision of the Air Force’s programs for equal opportunity and treatment, race relations, rehabilitation of substance abusers, training of substance abuse counselors, and other behavior modification programs. A highly decorated officer, Dr. Kaats has, from the beginning of his Air Force career, occupied positions of leadership and management that have provided him with experiences that are relevant to both the business and scientific worlds.

The Registrant discloses that there are no transactions during the last two years, or proposed transactions, to which the Registrant was or is a party, in which Dr. Kaats had or is to have a direct or indirect material interest in excess of $60,000, other than the issuance of 6,151,875 shares of Series A Convertible Preferred Stock to Dr. Kaats in connection with the reverse merger of Integrative Health Technologies, Inc. into the Registrant on June 3, 2006. In addition, the Registrant discloses that it has not entered into any employment agreement with Dr. Kaats in connection with the offices that he occupies with the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTICORE, INC.

By: /s/ Gilbert R. Kaats, Ph.D.
             Gilbert R. Kaats, Ph.D.
             Chairman, President and Chief Executive Officer

Date: August 1, 2006